UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 2, 2011 (June 2, 2011)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

Suite 1302, Sino Favour Centre
1 On Yip Street
Chaiwan
Hong Kong, China
(Address of principal executive offices and Zip Code)

852-9738-1945
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 2, 2011, we entered into a Memorandum of Understanding for the acquisition of up to 100% of the shares of Integrated Clinical Care Corporation (“ICC”) a privately held Nevada corporation with offices in New York and Montreal, Canada, in exchange for restricted shares of Monar.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of June, 2011.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke, President